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Exhibit 13.3

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     In connection with the Annual Report of Compañía de Telecomunicaciones de Chile S.A. (the “Company”) on Form 20-F for the period ending December 31, 2005, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Diego Martínez-Caro De la Concha-Castañeda, Chief Controller Officer of the Company certify that to the best of my knowledge:

1.	The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 15, 2006

/s/ Diego Martínez-Caro De la Concha-Castañeda

Diego Martínez-Caro De la Concha-Castañeda
Management Control and Chief Accounting Officer

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